                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT
                              --------------------




         THIS EMPLOYMENT AGREEMENT is entered into as of the 12th day of April, 1999, between Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), and Eric M. Mallory (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1.    EMPLOYMENT.

               (a) The Company hereby employs the Executive as its Vice President and Director of Development and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

               (b) During the term of this Employment Agreement and any renewal hereof (all references herein to the terms of this Employment Agreement shall include references to the period of renewal hereof, if any), the Executive shall be and have the titles of Vice President and Director of Development and shall devote all of his business time and all reasonable efforts to his employment and perform diligently such duties as are customarily performed by Vice Presidents and Directors of Development of companies similar in size to the Company, together with such other duties as may be reasonably requested from time to time by the President of the Company or the Board of Directors of the Company (the "Board"), which duties shall be consistent with his positions as set forth above and as provided in Paragraph 2.

         2.    TERM AND POSITIONS.

               (a) Subject to the provisions for termination hereinafter provided, (i) the term of this Employment Agreement shall begin on April 12, 1999 and shall continue for the current "fiscal year" (as hereinafter defined) and for the immediately succeeding fiscal year and (ii) as of December 31, 2000, such term automatically shall be extended for the fiscal year commencing January 1, 2001 and for each fiscal year thereafter. This Employment Agreement may be terminated by the Company with "cause" (as hereinafter defined) at any time, or without cause upon not less than ninety days prior written notice. The term "fiscal year" means the period beginning on the day after the Saturday closest to January 1, in one year and ending on the Saturday closest to December 31 in the next year.

               (b) The Executive shall be entitled to serve as a Vice President and Director of Development of the Company. For service as an officer and employee of the Company, the Executive shall be entitled to the full protection of the applicable indemnification provisions of the articles of incorporation and code of regulations of the Company, as the same may be amended from time to time.

         3.    COMPENSATION.

               During the term of this Employment Agreement, the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Paragraph 3.

               (a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) of Two Hundred Thousand Dollars ($200,000) per annum.

               (b) The Company shall pay to the Executive bonus compensation for each fiscal year of the Company, not later than 90 days following the end of each fiscal year or the termination of the employment, as the case may be, prorated on a per diem basis for partial fiscal years, determined and calculated in a manner set forth on Exhibit A attached hereto.

               (c) The Company shall provide to the Executive such life, medical, hospitalization and dental insurance for himself, his spouse and eligible family members as may be determined by the Board to be consistent with industry standards.

               (d) The Executive shall participate in all retirement and other benefit plans of the Company generally available from time to time to employees of the Company and for which the Executive qualifies under the terms thereof (and nothing in this Agreement shall or shall be deemed to in any way effect the Executive's rights and benefits thereunder except as expressly provided herein).

               (e) The Executive shall be entitled to such periods of vacation and sick leave allowance each year as are determined by the President of the Company in his reasonable and good faith discretion, which in any event shall be not less than as provided under the Company's vacation and sick leave policy for executive officers.

               (f) The Executive shall be entitled to participate in any equity or other employee benefit plan that is distinguished from general management, of the Company. The Executive's participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

         4.    PAYMENT IN THE EVENT OF DEATH OR PERMANENT DISABILITY.

               (a) In the event of the Executive's death or "permanent disability" (as hereinafter defined) during the term of this Employment Agreement, the Company shall pay to the Executive (or his successors and assigns in the event of his death) an amount equal to one (1) time the Executive's then effective per annum rate of salary, as determined under Paragraph 3(a), plus a pro rata portion of the bonus applicable to the fiscal year in which such death or permanent disability occurs, as such bonus is determined under Paragraph 3(b).

               (b) The pro rata portion of the bonus described in Paragraph 4(a) shall be paid when and as provided in Paragraph 3(b). The remainder of the benefit to be paid pursuant to Paragraph 4(a) shall be paid within ninety (90) days after the date of death or permanent disability, as the case may be.

               (c) Except as otherwise provided in Paragraphs 3(d) and 4(a), in the event of the Executive's death or permanent disability the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and



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


other benefits accrued and earned by him hereunder up to and including the date of such death or permanent disability, as the case may be.

               (d) For purposes of this Employment Agreement, the Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty
(120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may, the Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, dispute that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Cleveland, Ohio, area and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred.

         5.    TERMINATION.

               (a) The employment of the Executive under this Employment Agreement, and the terms hereof, may be terminated by the Company:

                              (i) on the death or permanent disability (as
               previously defined) of the Executive;

                              (ii) for cause (as hereinafter defined) at any
               time by action of the Board; or

                              (iii) without cause pursuant to written notice
               provided to the Executive not less than ninety (90) days in advance of such termination date.

The exercise by the Company of its rights of termination under this Paragraph 5 shall be the Company's sole remedy in the event of the occurrence of the event as a result of which such right to terminate arises. Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices and directorships held by the Executive in the Company.

               (b) For purposes of this Agreement, the term "cause" shall mean:

                              (i) The Executive's fraud, commission of a felony
               or of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his duties under this Employment Agreement, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Executive; or

                              (ii) The Executive's material breach of any
               material provision of this Employment Agreement, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive.

               (c) In the event of a termination claim by the Company to be for "cause" pursuant to Paragraph 5(a)(ii), the Executive shall have the right to have the justification for said termination determined by arbitration in Cleveland, Ohio. In order to exercise such right, the Executive




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shall serve on the Company within thirty (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding upon both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, the Executive shall continue to receive all compensation and benefits to which he is entitled hereunder, and if at any time during the pendency of such arbitration the Company fails to pay and provide all compensation and benefits to the Executive in a timely manner the Company shall be deemed to have automatically waived whatever rights it then may have had to terminate the Executive's employment for cause. Expenses of the arbitration shall be borne equally by the parties.

               (d) In the event of termination for any of the reasons set forth in subparagraph (a)(i) or (a)(ii) of this Paragraph 5, except as otherwise provided in Paragraphs 3(d) and 4(a), the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. If the Executive's employment is terminated pursuant to subparagraph (a)(iii) of this Paragraph 5 (other than as described in Paragraph 5(e) hereof), all of the Executive's rights and all of the Company's obligations hereunder shall immediately terminate. Notwithstanding the foregoing, if the Executive's employment is terminated pursuant to subparagraph (a)(iii) of this Paragraph 5 (other than as described in Paragraph 5(e)), the Company shall continue to pay the Executive an amount equal to the Executive's then effective per annum rate of salary, as determined under Paragraph 3(a) for twelve (12) months following the Executive's termination date.

               (e) Notwithstanding anything in this Agreement to the contrary, if there shall occur (i) a "Change in Control" and a "Triggering Event" or (ii) a "Spin-Off") (as those terms are defined in the Change in Control Agreement, dated April 5, 1999, between the Company and the Executive (the "Change in Control Agreement")), then the Company or the Executive shall have the right to terminate the employment of the Executive with the Company and, in the event of such termination, the payments to be made to the Executive in connection therewith shall be governed by the Change of Control Agreement and the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

         6.    COVENANTS AND CONFIDENTIAL INFORMATION.

               (a) The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, during the term of this Employment Agreement and for a period of one (1) year thereafter (and, as to clause (ii) of this subparagraph (a), at any time during and after the term of this Employment Agreement), the Executive shall not, directly or indirectly, do or suffer either of the following:

                              (i) Own, manage, control or participate in the
               ownership, management or control, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, acquiring, owning, developing or managing commercial shopping centers; provided, however, that the ownership of not more than one percent (1%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant; or



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                              (ii) Disclose, divulge, discuss, copy or otherwise
               use or suffer to be used in any manner, in competition with, or contrary to the interests of, the Company, any confidential information relating to the Company's operations, properties or otherwise to its particular business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information (A) is clearly obtainable in the public domain, (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof, (C) was not acquired by the Executive in connection with his employment or affiliation with the Company,
               (D) was not acquired by the Executive from the Company or its representatives or (E) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

               (b) The Executive agrees and understands that the remedy at law for any breach by him of this Paragraph 6 will be inadequate and that the damages following from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon adequate proof of the Executive's violation of any legally enforceable provision of this Paragraph 6, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Paragraph 6 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Paragraph 6 which may be pursued or availed of by the Company.

               (c) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

         7.    MISCELLANEOUS.

               (a) The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.

               (b) The provisions of this Employment Agreement are severable and if any one or more provision may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provision and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

               (c) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

               (d) Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Cleveland, Ohio, and judgment upon the



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award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Paragraph 8(d) shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in Paragraph 6 hereof.

               (e) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business, attention: General Counsel, and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other.

               (f) The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

               (g) This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

               (h) This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

               (i) Captions and paragraph headings used herein are for convenience and are not a part of this Employment Agreement and shall not be used in construing it.

               (j) Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth herein.

                                  DEVELOPERS DIVERSIFIED REALTY
                                  CORPORATION

                                           /s/ James A. Schoff
                                  By:      ____________________________
                                           Authorized Officer


                                           /s/ Eric M. Mallory
                                           ----------------------------
                                           Eric M. Mallory




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                                    EXHIBIT A


I.             INCENTIVE OPPORTUNITY

                                                                 BONUS AS
                                                                % OF SALARY
                                                                -----------

                                            THRESHOLD                  TARGET           MAXIMUM
                                            ---------                  ------           -------

                                               15%                       25%              50%


II.            OPTIONS

               Employee shall be granted the option to purchase 100,000 common shares of the Company at the closing price of such shares as of April 12, 1999. Such options shall vest in three equal annual installments, commencing on April 12, 2000 and continuing on the first day of each April thereafter until vested in full.









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